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                                                           Exhibit 10(a)(9)


                         THE BEAR STEARNS COMPANIES INC.
                   AMENDMENT TO THE CAPITAL ACCUMULATION PLAN


          RESOLVED, that Section 6.2(c)(ii) of the Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors as amended and restated as of July 1, 1993 (the "Cap Plan") be, and hereby is, amended in its entirety to read as follows:

          (ii) the Appropriate Committee shall have the right in its sole discretion to accelerate any Termination Date with respect to any Plan Year of a Participant whose employment with the Company and its Affiliates terminates to the last day of the Fiscal Year in which such employment terminates or to the last day of any subsequent Fiscal Year, in which case the date so determined by the Appropriate Committee with respect to each such Plan Year shall be the Participant's Termination Date for all purposes of this Plan with respect to each such Plan Year. The Appropriate Committee shall give notice of any such determination to the Participant at least ten days prior to the earliest of such accelerated Termination Dates. In addition, if a Participant whose employment with the Company has terminated shall request the Appropriate Committee to accelerate the Termination Date with respect to any Plan Year of such Participant to the last day of the Fiscal Year immediately preceding the Fiscal Year in which such Participant's employment terminates, the Appropriate Committee may in its sole discretion so accelerate the Termination Date with respect to any such Plan Year of such Participant. If the Appropriate Committee takes such action, such Participant's distribution from the Plan for any Plan Year the Termination Date of which is so accelerated shall be based on the Total CAP Units and his Cash Balance at the end of such prior Fiscal Year for each such Plan Year, without giving effect to any adjustments otherwise required to be made during the Fiscal Year in which his employment terminates, including, without limitation, for Net Earnings Adjustments, dividends on the Common Stock, or interest, and the distributions called for in Section
               6.1 of the Plan shall be made as soon as practicable after such action is taken by the Appropriate Committee;

          RESOLVED, that the foregoing amendment to the CAP Plan be effective as of July 1, 1995; provided, however, that the foregoing amendment is subject to stockholder approval at the 1995 Annual Meeting of Stockholders of the Corporation.














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